Exhibit 99.1
1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
Contact:
Liz Sharp, VP, Investor Relations
lsharp@aob.com
(573) 303-4620
American Outdoor Brands, Inc. Reports
First Quarter Fiscal 2027 Financial Results

COLUMBIA, Mo., September 3, 2026 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an innovation company that provides product solutions for outdoor enthusiasts, today announced financial results for the first quarter fiscal 2027 ended July 31, 2026.

First Quarter Fiscal 2027 Financial Highlights
•Quarterly net sales were $37.3 million, an increase of $7.6 million, or 25.4%, compared with quarterly net sales of $29.7 million for the comparable quarter last year. Adjusted for approximately $6.0 million of orders that were accelerated by retailers from the first quarter of fiscal 2026 into the fourth quarter of fiscal 2025, net sales in the first quarter of fiscal 2027 increased by 4.3%.
•Quarterly gross margin was 53.0%, compared with quarterly gross margin of 46.7% for the comparable quarter last year.
•Quarterly GAAP net loss was $1.5 million, or $(0.12) per diluted share, compared with a GAAP net loss of $6.8 million, or $(0.54) per diluted share for the comparable quarter last year.
•Quarterly non-GAAP net income was $415,000, or $0.03 per diluted share, compared with non-GAAP net loss of $3.3 million, or $(0.26) per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income (loss) exclude acquired intangible amortization, stock compensation, and other costs. For a detailed reconciliation, see the schedules that follow in this release.
•Quarterly non-GAAP Adjusted EBITDA was $1.2 million, or 3.1% of net sales, compared with $(3.1) million, or (10.5)% of net sales for the comparable quarter last year. For a detailed reconciliation, see the schedules that follow in this release.

Brian Murphy, President and Chief Executive Officer, said, “We are very pleased with our strong start to fiscal 2027. First quarter net sales increased approximately 25%. As a reminder, the prior-year quarter was impacted by approximately $6 million of orders that retailers accelerated into fiscal 2025. Even after adjusting for that acceleration, first quarter net sales increased approximately 4% – a great result that exceeded our expectations and reflects the continued strength of our brands.

“Importantly, that performance was broad-based, reflecting growth in both our Outdoor Lifestyle and Shooting Sports categories, and supported by increased sales with our largest retail partners. Point-of-sale (POS) results also remained positive in both categories during the quarter, which we believe demonstrates healthy consumer demand across multiple brands in our portfolio. POS increased 6% in Outdoor Lifestyle and 3% in Shooting Sports.

“Innovation remained a key driver of our first quarter performance, with new products representing more than 36% of our net sales. Our Caldwell ClayCopter® platform continued to outperform during the quarter, generating strong retailer and consumer adoption, positive POS results, and significant engagement across social media. That success was further validated by the ClayCopter Surface-to-AirTM being named the 2026 Frank Desomma Innovation of the Year by the Industry Choice Awards in August. This recognition means a

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
great deal to our team because the award is an unbiased evaluation of all products in the shooting sports industry – and Caldwell® came out on top.

“We continued to expand our BUBBA® brand with new product introductions, including the launch of our Pro Series Gen 2 Electric Fillet Knife, which was recognized as Best of Show for the category of Cutlery, Hand Pliers, or Tools at ICAST 2026. A major milestone in the quarter was the consumer launch of SCORETRACKER® LIVE, our digital platform developed with Major League Fishing, that brings real-time scoring technology and the excitement of professional-grade competition to anglers, tournament organizers and fans everywhere. The launch expands BUBBA’s opportunity within the large angling market while adding another important component to its growing ecosystem of connected hardware, software and subscription-based services.

“More broadly, BUBBA® and Caldwell® demonstrate our strategy to build connected ecosystems around key growth brands that deepen consumer engagement and loyalty, extend the value of our innovation beyond individual products, and create multiple avenues for long-term growth. We believe this approach has the potential to extend to other brands in our portfolio over time.”

Andrew Fulmer, Chief Financial Officer, said, “Sales growth in the quarter translated to solid financial performance. Strength in new products helped accelerate margin expansion with gross margins increasing 630 basis points to 53.0% and Adjusted EBITDA improving more than $4.0 million. We also generated meaningful cash flow and ended the quarter with $33.3 million in cash and no debt, further strengthening our financial position.”

Fiscal 2027 Outlook
“Our first quarter performance reinforces our confidence in our expectations for the year. We are maintaining our full-year guidance for net sales of $200 million to $210 million, and we are increasing our Adjusted EBITDA guidance to $14.5 million to $17.5 million. As we enter our seasonally stronger second and third quarters, we remain focused on delivering profitable growth while maintaining the financial flexibility to invest in our business and pursue opportunities that create long-term shareholder value.”

The Company does not provide a quantitative reconciliation of non-GAAP Adjusted EBITDA guidance in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense.

Conference Call and Webcast
The Company will host a conference call and webcast today, Thursday, September 3, 2026, to discuss its first quarter fiscal 2027 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andrew Fulmer, Chief Financial Officer. The conference call may include forward-looking statements and a discussion of non-GAAP financial measures. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (833) 630-1956 and ask to join the American Outdoor Brands call. No RSVP is necessary. The conference call audio webcast can also be accessed live on the Company's website at www.aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
In this press release, certain non-GAAP financial measures, including “non-GAAP net income (loss),” “Adjusted EBITDA,” and net sales adjusted for $6.0 million of orders that were accelerated by retailers from fiscal 2026 into the final weeks of fiscal 2025 are presented. A reconciliation of “non-GAAP net income (loss),” “Adjusted EBITDA,” and other non-GAAP financial measures is contained at the end of this press release. From time to time, the Company considers and uses these non-GAAP financial measures as supplemental measures of

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
operating performance in order to provide the reader with an improved understanding of underlying performance trends. The Company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) stock compensation, (iii) contract exit costs, (iv) income tax adjustments, (v) interest income, (vi) income tax expense, and (vii) depreciation and amortization; and (2) the non-GAAP measures that exclude such information. The Company presents these non-GAAP measures because it considers them an important supplemental measure of its performance and believes the disclosure of such measures provides useful information to investors regarding the Company’s financial condition and results of operations. The Company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The Company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. The principal limitations of these measures are that they do not reflect the Company's actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands, Inc.
American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an innovation company that provides product solutions for outdoor enthusiasts, including hunting, fishing, camping, shooting, meat processing, outdoor cooking, and personal security and personal defense products. The Company produces innovative, high-quality products under brands including BOG®; BUBBA®; Caldwell®; Crimson Trace®; Frankford Arsenal®; Grilla®; Hooyman®; Imperial®; LaserLyte®; Lockdown®; MEAT! Your Maker®; Old Timer®; Schrade®; Tipton®; Uncle Henry®; and Wheeler®. For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

Safe Harbor Statement
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this press release include our beliefs that our strategy to build connected ecosystems around key growth brands deepens consumer engagement and loyalty, extends the value of our innovation beyond individual products, and creates multiple avenues for long-term growth, and that approach has the potential to extend to other brands in our portfolio over time; and our estimates and predictions under “Fiscal 2027 Outlook.” We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, potential disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encountered by retailers and other components of the distribution channel for our products; economic, social, political, legislative, and regulatory factors, such as the impact from changing economic policies, tariffs and supply chain constraints; the potential for product recalls, product liability, and other claims or lawsuits against us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes;

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
future investments for capital expenditures; our ability to introduce new products that are successful in the marketplace; interruptions of our arrangements with third-party contract manufacturers and freight carriers that disrupt our ability to fill our customers’ orders; the features, quality, and performance of our products; the success of our strategies and marketing programs; lower levels of consumer spending in general and specific to our products or product categories; liquidity and anticipated cash needs and availability; increases in costs or decreases in availability of finished products, components, and raw materials; the uncertainty around tariff policies and potential recovery of tariffs paid that have been determined to be unlawful, and the potential for increased tariffs on our products, including additional tariffs that may be imposed by the current presidential administration; our ability to maintain or strengthen our brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2026.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and share data)

	As of:
	July 31, 2026 (Unaudited)	April 30, 2026

ASSETS
Current assets:
Cash and cash equivalents	$33,275	$21,436
Accounts receivable, net of allowance for credit losses of $396 on July 31, 2026 and $419 on April 30, 2026	25,498	29,233
Inventories	100,313	91,889
Assets held for sale	633	734
Prepaid expenses	2,671	2,268
Other current assets	4,389	16,978
Income tax receivable	73	156
Total current assets	166,852	162,694
Property, plant, and equipment, net	8,815	9,327
Intangible assets, net	22,340	23,527
Right-of-use assets	30,270	30,710
Other assets	341	362
Total assets	$228,618	$226,620
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$15,288	$13,432
Accrued expenses	15,444	13,212
Accrued payroll and incentives	1,485	1,700
Lease liabilities, current	1,602	1,569
Total current liabilities	33,819	29,913
Lease liabilities, net of current portion	30,403	30,814
Total liabilities	64,222	60,727
Commitments and contingencies
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding on July 31, 2026 and April 30, 2026	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 15,444,198 shares issued and 12,615,054 shares outstanding on July 31, 2026 and 15,288,148 shares issued and 12,459,004 shares outstanding on April 30, 2026	15	15
Additional paid in capital	283,358	283,327
Retained deficit	(85,436)	(83,908)
Treasury stock, at cost (2,829,144 shares on July 31, 2026 and April 30, 2026)	(33,541)	(33,541)
Total equity	164,396	165,893
Total liabilities and equity	$228,618	$226,620

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months Ended July 31,
	2026	2025

	(Unaudited)
Net sales	$37,254	$29,702
Cost of sales	17,519	15,844
Gross profit	19,735	13,858
Operating expenses:
Research and development	1,552	1,955
Selling, marketing, and distribution	12,278	10,520
General and administrative	8,021	8,202
Total operating expenses	21,851	20,677
Operating loss	(2,116)	(6,819)
Other income, net:
Other income, net	13	35
Interest income, net	576	7
Total other income, net	589	42
Loss from operations before income taxes	(1,527)	(6,777)
Income tax expense	1	52
Net loss	$(1,528)	$(6,829)
Net loss per share:
Basic and diluted	$(0.12)	$(0.54)

Weighted average number of common shares outstanding:
Basic and diluted	12,550	12,719

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months Ended July 31,
	2026	2025

	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,528)	$(6,829)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Depreciation and amortization	2,382	3,042
Provision for credit losses on accounts receivable	23	(329)
Stock-based compensation expense	737	651
Changes in operating assets and liabilities:
Accounts receivable	3,712	17,912
Inventories	(8,424)	(21,070)
Other current assets	12,589	226
Accounts payable	1,771	7,234
Accrued liabilities	1,931	(2,026)
Other	(154)	(499)
Net cash provided by/(used in) operating activities	13,039	(1,688)
Cash flows from investing activities:
Payments to acquire patents and software	(369)	(70)
Payments to acquire property and equipment	(125)	(300)
Net cash used in investing activities	(494)	(370)
Cash flows from financing activities:
Payments to acquire treasury stock	—	(2,524)
Payment of employee withholding tax related to restricted stock units	(706)	(1,070)
Net cash used in financing activities	(706)	(3,594)
Net increase/(decrease) in cash and cash equivalents	11,839	(5,652)
Cash and cash equivalents, beginning of period	21,436	23,423
Cash and cash equivalents, end of period	$33,275	$17,771

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	For the Three Months Ended July 31,
	2026	2025
	(Unaudited)
GAAP and Non-GAAP gross profit	$19,735	$13,858

GAAP operating expenses	$21,851	$20,677
Amortization of acquired intangible assets	(1,168)	(1,834)
Stock compensation	(737)	(651)
Other	(161)	—
Non-GAAP operating expenses	$19,785	$18,192

GAAP operating loss	$(2,116)	$(6,819)
Amortization of acquired intangible assets	1,168	1,834
Stock compensation	737	651
Other	161	—
Non-GAAP operating loss	$(50)	$(4,334)

GAAP net loss	$(1,528)	$(6,829)
Amortization of acquired intangible assets	1,168	1,834
Stock compensation	737	651
Other	161	—
Income tax adjustments	(123)	1,039
Non-GAAP net income/(loss)	$415	$(3,305)

GAAP net loss per share - diluted	$(0.12)	$(0.54)
Amortization of acquired intangible assets	0.09	0.14
Stock compensation	0.06	0.05
Other	0.01	—
Income tax adjustments	(0.01)	0.08
Non-GAAP net income/(loss) per share - diluted	$0.03	$(0.26)	(a)
(a)Non-GAAP net income/(loss) per share does not foot due to rounding.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)

	For the Three Months Ended July 31,
	2026	2025
	(Unaudited)
GAAP net loss	$(1,528)	$(6,829)
Interest income	(576)	(7)
Income tax expense	1	52
Depreciation and amortization	2,364	3,017
Stock compensation	737	651
Contract exit costs	58	—
Other	103	—
Non-GAAP Adjusted EBITDA	$1,159	$(3,116)